                               DAVOX CORPORATION

             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Alphonse M. Lucchese and James F. Mitchell and each or either of them, proxies with full power of substitution to vote all shares of stock of Davox Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 6, 1998, at 10:00 a.m. at the offices of the Company, 6 Technology Park Drive, Westford, Massachusetts, and at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Joint Proxy Statement/Prospectus relating thereto dated April 6, 1998, a copy of which has been received by the undersigned. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH YOUR INDICATED DIRECTIONS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 1, 3, 4 AND 5.


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                        (TO BE SIGNED ON REVERSE SIDE.)         SEE REVERSE
                                                                    SIDE
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[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                                                          FOR  AGAINST ABSTAIN
1. To approve the issuance of 2,384,452 shares of         [_]    [_]     [_]
   the Company's common stock, $.10 par value, pursuant to the Amended and Restated Agreement and Plan of Merger dated as of April 6, 1998 among the Company, Duke Acquisition Corporation and AnswerSoft, Inc.

2. To fix the number of directors constituting the          FOR     WITHHOLD
   Board of Directors at four and to elect a Board          [_]        [_]
   of Directors for the ensuing year.
                                                        Nominees: A. M. Lucchese
                                                                  M. D. Kaufman
                                                                  W. J. Levison
                                                                  R. S. Asen

                                                          FOR  AGAINST ABSTAIN
3. To approve an increase in the number of shares         [_]    [_]     [_]
   available for issuance under the Company's 1986
   Stock Plan to 1,950,000 shares.

4. To ratify the selection of the firm of                 [_]    [_]     [_]
   Arthur Andersen LLP as auditors for
   the Company for the fiscal year ending
   December 31, 1998.

5. To consider and act upon any other matters             [_]    [_]     [_]
   that may properly be brought before the Annual
   Meeting of Stockholders of the Company.


INSTRUCTIONS: To withhold for a specific nominee, write that nominee's name on the space provided.

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SIGNATURE(S)                                                     Dated:   , 1998
            ---------------------------- ------------------------      ---
                                        Signature if Held Jointly

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.